POWER OF ATTORNEY


(Section 16(a) Reporting)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Precision Castparts Corp. (the "Company"), does hereby constitute and appoint William D. Larsson, Roger A. Cooke, Shawn R. Hagel, Russell Pattee, Steve Blackmore, Jason A. Dalton and Joanne E. Laferty, and any one of them, his or her true and lawful attorney and agent to execute in his or her name any and all forms, agreements and reports prepared in connection with or required to be filed under the Securities Exchange Act of 1934 relating to the acquisition or disposition of equity securities of the Company; and, if appropriate, to file the same with the Securities and Exchange Commission and any applicable stock exchange and take actions that may be necessary or desirable in connection with such filings; and to take such other actions that may be necessary or desirable in connection with such forms, agreements and reports; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior Powers of Attorney relating to the foregoing matters and shall remain in effect for as long as the undersigned is required to file forms, agreements or reports under the Securities Exchange Act of 1934 relating to the Company or until revoked by a subsequently filed instrument.

Dated:  May 21, 2008

						/s/ LESTER L. LYLES
						Lester L. Lyles